EXHIBIT 16.1
June 30, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read the information required by Item 16 F of Form 20-F dated June 30, 2010 of China Technology Development Group Corporation, and have the following comments:
1. We agree with the statements made in the paragraphs two, three and six in the section “Change in Registrant’s Certifying Accountant” on page 63.
2. We have no basis on which to agree or disagree with other statements of the registrant contained therein.
Yours sincerely,
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shenzhen, China